UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
____________________________________________________________

Date of Report (Date of earliest event reported): December 8, 2010

HealthWarehouse.com, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-13117	22-2413505
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

100 Commerce Boulevard
Cincinnati, Ohio		45140
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (513) 618-0911
________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)           Not applicable.

(b)           Not applicable.

(c)           Not applicable.

(d)           On December 8, 2010, our Board of Directors elected Matthew Stecker as a director of the Company.  Mr. Stecker is currently the CEO and President of Livewire Mobile, a leading provider of managed personalization services for mobile operators.

Under the Certificate of Designation designating the rights and privileges of the Company’s Series B Preferred Stock, the holders of the Company’s Series B Preferred Stock have the right to designate or elect one of the Company’s directors (the “Series B Director”).  The holders of a majority of the Company’s outstanding Series B Preferred shares have designated Mr. Stecker as the initial Series B Director.

In connection with Mr. Stecker’s election to the Board, on December 8, 2010, the Company awarded Mr. Stecker non-qualified stock options to purchase up to 30,000 shares of common stock at an exercise price of $3.75 per share under the Company’s 2009 Incentive Compensation Plan.  Those options have a 10 year term, and vest in equal annual installments on December 8, 2011, December 8, 2012 and December 8, 2013.

(e)           Not applicable.

(f)           Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 13, 2010	HEALTHWAREHOUSE.COM, INC.

	By:	/s/ Lalit Dhadphale
Lalit Dhadphale
President and Chief Executive Officer